UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2012

MModal Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Merle Gilmore informed the board of directors (the “Board”) of MModal Inc. of his decision to resign from the Board. The resignation was effective as of February 2, 2012.

On February 2, 2012, the Board elected Henry C. Wolf to fill the vacancy created by Mr. Gilmore’s resignation. Also effective on February 2, 2012, the Board appointed Mr. Wolf to the Compensation Committee. There are no transactions in which Mr. Wolf has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Board has determined that Mr. Wolf qualifies as an “Independent Director” as defined under NASDAQ Listing Rule 5605(a)(2) for all purposes under the rules and regulations of The NASDAQ Stock Market LLC. He will receive the standard compensation for independent directors for service on the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MModal Inc.

Date: February 7, 2012	By:	/s/ Mark R. Sullivan
Mark R. Sullivan
General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 7, 2012